NEWS RELEASE

Industrial Services of America, Inc. Clarifies Remarks Made at Taglich Brothers Small Cap Conference on May 4, 2010

LOUISVILLE, KY. (May 5, 2010) – Industrial Services of America, Inc. (NASDAQ:IDSA), a company that buys, processes and markets ferrous and non-ferrous metals and other recyclable commodities for domestic users and export markets and offers programs and equipment to help businesses manage wastes, today clarified comments made by Mr. Harry Kletter, the Chairman of the Board and Chief Executive Officer of the Company, at the Taglich Brothers Small Cap Conference in New York.

At the Taglich Conference, Mr. Kletter referred to a run rate of $600 million; that reference was not a reference to expected 2010 revenue, but was a reference to capacity. The Company believes that its current facilities can accommodate $600 million in sales at current market prices for its products.

About ISA

Headquartered in Louisville, Kentucky, Industrial Services of America, Inc., is a publicly traded company whose core business is buying, processing and marketing scrap metals and recyclable materials for domestic users and export markets.  Additionally, ISA offers commercial, industrial and business customers a variety of programs and equipment to efficiently manage waste. More information about ISA is available at www.isa-inc.com.

This news release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ from predicted results.  Specific risks include fluctuations in the price of recycled materials, varying demand for waste managing systems, equipment and services, competitive pressures in the waste managing systems and equipment, competitive pressures in the waste managing business, and loss of customers. Further information on factors that could affect ISA's results is detailed in ISA's filings with the Securities and Exchange Commission. ISA undertakes no obligation to publicly release the results of any revisions to the forward-looking statements.

Contact Information: Industrial Services of America, Inc., Louisville Harry Kletter or Alan Schroering, 502-366-3452 hklet@isa-inc.com or aschroering@isa-inc.com http://www.isa-inc.com/